UNANIMOUS WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
OF
CARRIER ALLIANCE GROUP, INC.

July 9, 2020

The undersigned, Director of CARRIER ALLIANCE GROUP, Inc., formerly known as CORPORATE UNIVERSE INC. formerly known as INICIA, INC., formerly known as ELGIN TECHNOLOGIES, INC. (the "Corporation"), a Delaware corporation, and publicly traded company under the trading symbol "COUV" hereby takes the following action without the formality of convening a meeting in accordance with Section 141(f) of the Delaware General Corporation Law, as amended, with the same effect as if such actions were taken pursuant to resolutions presented to and adopted by the Board of the Corporation at a duly constituted meeting thereof, and thereby direct that this Written Consent and Action be filed with the minutes of the meetings of the Corporation.

WHEREAS, the Board previously approved and the Corporation previously proposed a transaction with Christopher Panzeca, James Stanco and their private New York corporation known as Carrier Alliance Group ("CAG"); and

WHEREAS, the Board previously approved the issuance of 854,000,000 shares of the Corporation's common stock to Christopher Panzeca and/or James Stanco in connection with the proposed transaction; and

WHEREAS, the proposed transaction was never completed, in that no shares were issued; and

WHEREAS, Mr. Panzeca and the Board wish to unwind, rescind and terminate any prior transaction with Mr. Panzeca, Mr. Stanco and Carrier Alliance Group, to allow Mr. Panzeca, Mr. Stanco and Carrier Alliance Group to pursue other opportunities in the private sector, and to restore the Corporation to the state it was prior to entering into the aforementioned transaction; and

WHEREAS, Mr. Panzeca agrees to resign from all Officer and Director positions with the Corporation in exchange for a release of all claims in Case No. 1:20-cv-01907-SAG, which was brought by a shareholder against the Corporation and Mr. Panzeca related to the proposed transaction above; and

WHEREAS, Mr. Panzeca agrees to appoint Isaac Sutton to the role of Chief Executive Officer and to the Board of Directors of the Corporation, and Mr. Sutton shall have the requisite power and authority to enter into the Settlement Agreement and Mutual Release on behalf of the Corporation; and

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NOW THEREFORE, the following resolutions are hereby adopted

1. *APPROVAL OF SETTLEMENT AGREEMENT AND MUTUAL RELEASE*

RESOLVED: That the Corporation is authorized to enter into that certain Settlement Agreement and Mutual Release ("Release") pursuant to which claims brought by a Shareholder in Case No. 1:20-cv-01907-SAG will be released against the Corporation and Mr. Panzeca, and pursuant to which Mr. Panzeca and the Corporation also release any claims they may have against each other and against the Shareholder.

2. *APPOINTMENT OF ISAAC SUTTON AS NEW OFFICER AND DIRECTOR*

RESOLVED: That Isaac Sutton is hereby appointed as a member of the Board of Directors and as the new Chief Executive Officer of the Corporation, effective immediately, and that Mr. Sutton is thereby authorized to execute the Settlement Agreement and Mutual Release on behalf of the Corporation.

3. *CANCELLATION OF SHARES*

RESOLVED: That any prior issuances of the Corporation's common stock (and/or reserves of the Corporation's common stock) held in the names of CAG and/or Christopher Panzeca and/or James Stanco are hereby void, and are cancelled and returned to the Corporation's treasury, effective immediately.

Dated as of: July 9, 2020

Chris Panzeca

Christopher Panzeca, Director

[signature]

Isaac Sutton, Director

UNANIMOUS WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
OF
CARRIER ALLIANCE GROUP, INC.

July 9, 2020

The undersigned, Director of CARRIER ALLIANCE GROUP, Inc., formerly known as CORPORATE UNIVERSE INC. formerly known as INICIA, INC., formerly known as ELGIN TECHNOLOGIES, INC. (the "Corporation"), a Delaware corporation, and publicly traded company under the trading symbol "COUV" hereby takes the following action without the formality of convening a meeting in accordance with Section 141(f) of the Delaware General Corporation Law, as amended, with the same effect as if such actions were taken pursuant to resolutions presented to and adopted by the Board of the Corporation at a duly constituted meeting thereof, and thereby direct that this Written Consent and Action be filed with the minutes of the meetings of the Corporation.

WHEREAS, Christopher Panzeca agreed to resign from all Officer and Director positions with the Corporation in exchange for a release of all claims in Case No. 1:20-cv-01907-SAG; and

WHEREAS, Mr. Panzeca was released from all claims in Case No. 1:20-cv-01907-SAG by the Settlement Agreement and Mutual Release executed by the Corporation, Mr. Panzeca and the Plaintiff;

NOW THEREFORE, the following resolutions are hereby adopted

1. ACCEPTANCE OF RESIGNATION OF CHRISTOPHER PANZECA

RESOLVED: That the Board hereby accepts the resignation of Christopher Panzeca from his position as Director, and confirms the Mr. Panzeca holds no Officer or Director positions or roles in the Corporation, effective immediately.

2. CONFIRMATION OF CURRENTLY SERVING OFFICER AND DIRECTOR

RESOLVED: Following Mr. Panzeca's resignation, the sole Officer and Director of the Corporation is now Isaac Sutton, who serves as Chief Executive Officer and Director of the Corporation.

Dated as of: July 9, 2020

____
Isaac Sutton, Director